Exhibit 99.1

Investor Relations:
Jess Lubert
Juniper Networks
(408) 936-3734
jlubert@juniper.net

Media Relations:
Leslie Moore
Juniper Networks
(408) 936-5767
llmoore@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY THIRD QUARTER 2021 FINANCIAL RESULTS

SUNNYVALE, Calif., October 26, 2021 - Juniper Networks (NYSE: JNPR), a leader in secure, AI-driven networks, today reported preliminary financial results for the three months ended September 30, 2021 and provided its outlook for the three months ending December 31, 2021.

Third Quarter 2021 Financial Performance
Net revenues were $1,188.8 million, an increase of 4% year-over-year and an increase of 1% sequentially.
GAAP operating margin was 10.1%, a decrease from 11.0% in the third quarter of 2020, and an increase from 7.3% in the second quarter of 2021.
Non-GAAP operating margin was 16.6%, a decrease from 17.1% in the third quarter of 2020, and an increase from 15.8% in the second quarter of 2021.
GAAP net income was $88.9 million, a decrease of 39% year-over-year, and an increase of 43% sequentially, resulting in diluted net income per share of $0.27.
Non-GAAP net income was $152.0 million, an increase of 5% year-over-year, and an increase of 8% sequentially, resulting in non-GAAP diluted net income per share of $0.46.
The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Preliminary Net Revenues by Geographic Region table below.

“We reported a fifth consecutive quarter of year-over-year revenue growth and a second consecutive quarter of exceptional order growth during the Q3 time period,” said Juniper’s CEO, Rami Rahim. “Our strategy is working and the investments we have made both in our customer solutions and our sales organization are enabling us to capitalize on the strong demand across each of our end markets. Based on the momentum we are seeing, I am confident in our ability to not only grow our business in the December quarter, but also to do so again during the upcoming year.”

“Our teams executed extremely well despite the challenging supply chain environment and demonstrated strong financial management during the September quarter,” said Juniper’s CFO, Ken Miller. “Our strong order momentum, record backlog, and actions to strengthen our supply chain provide confidence in our future growth prospects and our ability to deliver improved profitability in 2022 and beyond.”

Balance Sheet and Other Financial Results
Total cash, cash equivalents, and investments as of September 30, 2021 were $1,835.8 million, compared to $2,561.2 million as of September 30, 2020, and $1,815.4 million as of June 30, 2021.
Net cash flows provided by operations for the third quarter of 2021 was $136.7 million, compared to $116.4 million in the third quarter of 2020, and $257.2 million in the second quarter of 2021.
Days sales outstanding in accounts receivable was 59 days in the third quarter of 2021, compared to 60 days in the third quarter of 2020, and 59 days in the second quarter of 2021.
Capital expenditures were $28.4 million, and depreciation and amortization expense was $56.7 million during the third quarter of 2021.

Outlook
These metrics are provided on a non-GAAP basis, except for revenue and share count. Non-GAAP earnings per share is on a fully diluted basis. The outlook assumes that the exchange rate of the U.S. dollar to other currencies will remain relatively stable at current levels.
There is a worldwide shortage of semiconductors impacting many industries, caused in part by the COVID-19 pandemic. Similar to others, we are experiencing an ongoing component shortage which has resulted in extended lead times and elevated costs of certain products. We continue to work to resolve supply chain challenges and have increased inventory levels and purchase commitments. We are working closely with our suppliers to further enhance our resiliency and mitigate the effects of recent disruptions outside of our control. We believe that even with these actions, extended lead times and elevated costs will likely persist for at least the next few quarters. While the situation is dynamic, at this point in time we believe we will have access to sufficient supplies of semiconductors and other components to meet our financial forecast.

Q4 2021
Our guidance for the quarter ending December 31, 2021 is as follows:
•Revenue will be approximately $1,265 million, plus or minus $50 million.
•Non-GAAP gross margin will be approximately 58.0-60.0%. The sequential decline is due to higher costs related to supply constraints and product mix. If not for elevated supply chain costs due to COVID-19, we would have forecasted non-GAAP gross margin of ~61.0%. Despite an expected sequential decline in Q4, on a full-year basis our gross margin guidance remains at ~59.5% which is in-line with what we provided previously.

•Non-GAAP operating expenses will be approximately $525 million, plus or minus $5 million.
•Non-GAAP operating margin will be approximately 17.6% at the mid-point of revenue guidance.
•Non-GAAP other income and expense (OI&E) will be near Q3'21 levels.
•Non-GAAP tax rate will be approximately 19.5%.
•Non-GAAP net income per share will be approximately $0.53, plus or minus $0.05. This assumes a share count of approximately 330 million.
For more detailed insight on guidance, please refer to the CFO Commentary that can be found on our website.

Capital Return

Our Board of Directors has declared a cash dividend of $0.20 per share to be paid December 22, 2021 to stockholders of record as of the close of business on December 1, 2021. We remain committed to paying our dividend and remain opportunistic with respect to share buybacks.

Third Quarter 2021 Financial Commentary Available Online
A CFO Commentary reviewing the Company’s third quarter 2021 financial results, as well as the fourth quarter outlook will be furnished to the SEC on Form 8-K and published on the Company’s website at http://investor.juniper.net. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Conference Call Webcast
Juniper Networks will host a conference call webcast today, October 26, 2021, at 2:00 pm PT, to be broadcast live over the Internet at http://investor.juniper.net. To participate via telephone in the US, the toll-free number is 1-877-407-8033. Outside the US, dial +1-201-689-8033. Please call 10 minutes prior to the scheduled conference call time. The webcast replay will be archived on the Juniper Networks website.

About Juniper Networks
Juniper Networks challenges the inherent complexity that comes with networking in the multicloud era. We do this with products, solutions and services that transform the way people connect, work and live. We simplify the process of transitioning to a secure and automated multicloud environment to enable secure, AI-driven networks that connect the world. Additional information can be found at Juniper Networks (www.juniper.net).
Investors and others should note that the Company announces material financial and operational information to its investors using its Investor Relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the Twitter account @JuniperNetworks and the Company’s blogs as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The social media channels that the Company intends to use as a means of disclosing information described above may be updated from time to time as listed on the Company’s Investor Relations website.

Juniper Networks, the Juniper Networks logo, Juniper, Junos, and other trademarks are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Safe Harbor; Forward-Looking Statements
Statements in this release concerning Juniper Networks’ business, economic and market outlook, including currency exchange rates; our financial guidance; and the expected continuing impact of COVID-19, including supply constraints, and the consummation and integration of, and financial impact resulting from any acquisitions on our guidance; our expectations regarding our liquidity, capital return program, supply constraints and access to sufficient semiconductor supply; product mix; costs; backlog; share buybacks, and our overall future prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of several factors, including: the duration, extent and continuing impact of the COVID-19 pandemic; general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending by our customers, including Cloud providers, Service Providers and Enterprises; the network capacity and security requirements of our customers and, in particular, Cloud and telecommunication service providers; contractual terms that may result in the deferral of revenue; the timing of orders and their fulfillment; manufacturing, supply chain and logistics costs, constraints, changes or disruptions; availability and pricing of key product components, such as semiconductors; delays in scheduled product availability; our customers canceling orders that are included in the calculation of backlog, which they may do without significant penalty; adoption of or changes to laws regulations, standards or policies affecting Juniper Networks' operations, products, services or the networking industry; product defects, returns or vulnerabilities; significant effects of new tax legislation and judicial or administrative interpretation of tax regulations, including the potential for corporate tax increases under the Biden Administration and changes to global tax laws; legal settlements and resolutions, including with respect to enforcing our proprietary rights; the potential impact of activities related to the execution of capital return, restructurings and product rationalization; the impact of import tariffs, depending on their scope and how they are implemented; and other factors listed in Juniper Networks’ most recent report on Form 10-Q or 10-K filed with the Securities and Exchange Commission. In addition, many of the foregoing risks and uncertainties are, and could be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result of the pandemic. We cannot at this time predict the extent of the continuing impact of the COVID-19 pandemic and any resulting business or economic impact, but it could have a material adverse effect on our business, financial condition, results of operations and cash flows. Note that our estimates as to the tax rate on our business are based on current tax law and regulations, including current interpretations thereof, and could be materially affected by changing interpretations as well as additional legislation and guidance. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this press release. We have not filed our Form 10-Q for the quarter ended September 30, 2021. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-Q.
All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition and strategic investment related charges, restructuring benefits or charges, impairment charges, strategic partnership-related charges, legal reserve and settlement charges or benefits, gain or loss on equity investments, loss on extinguishment of debt, retroactive impact of certain tax settlements, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of further changes to tariffs and the impact of any future acquisitions, divestitures, or joint ventures that may occur in the period. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenues:
Product	$771.9	$733.7	$2,203.5	$2,034.8
Service	416.9	404.5	1,232.0	1,187.7
Total net revenues	1,188.8	1,138.2	3,435.5	3,222.5
Cost of revenues:
Product	343.4	327.7	1,010.3	918.4
Service	153.2	152.7	435.5	447.4
Total cost of revenues	496.6	480.4	1,445.8	1,365.8
Gross margin	692.2	657.8	1,989.7	1,856.7
Operating expenses:
Research and development	251.8	242.4	752.3	715.9
Sales and marketing	263.4	229.3	773.9	692.7
General and administrative	55.0	59.8	187.1	178.2
Restructuring charges	1.9	1.2	42.8	14.9
Total operating expenses	572.1	532.7	1,756.1	1,601.7
Operating income	120.1	125.1	233.6	255.0
Loss on extinguishment of debt	—	—	(60.6)	—
Other expense, net	(8.3)	(13.5)	(24.2)	(29.0)
Income before income taxes	111.8	111.6	148.8	226.0
Income tax provision (benefit)	22.9	(33.8)	29.0	(1.0)
Net income	$88.9	$145.4	$119.8	$227.0

Net income per share:
Basic	$0.27	$0.44	$0.37	$0.69
Diluted	$0.27	$0.43	$0.36	$0.68
Weighted-average shares used to compute net income per share:
Basic	324.0	330.9	325.0	330.9
Diluted	331.1	334.5	331.4	335.2

Juniper Networks, Inc.
Preliminary Net Revenues by Customer Solution
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Customer Solutions:
Automated WAN Solutions	$384.5	$437.2	$1,167.0	$1,159.5
Cloud-Ready Data Center	194.7	155.0	554.0	487.0
AI-Driven Enterprise	229.8	170.2	586.1	466.3
Hardware Maintenance and Professional Services	379.8	375.8	1,128.4	1,109.7
Total	$1,188.8	$1,138.2	$3,435.5	$3,222.5

Juniper Networks, Inc.
Preliminary Net Revenues by Vertical
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cloud	$303.3	$253.1	$894.6	$800.5
Service Provider	445.8	475.1	1,327.7	1,286.8
Enterprise	439.7	410.0	1,213.2	1,135.2
Total	$1,188.8	$1,138.2	$3,435.5	$3,222.5

Juniper Networks, Inc.
Preliminary Net Revenues by Geographic Region
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Americas	$664.8	$624.3	$1,900.5	$1,812.6
Europe, Middle East, and Africa	336.3	321.1	971.3	870.2
Asia Pacific	187.7	192.8	563.7	539.7
Total	$1,188.8	$1,138.2	$3,435.5	$3,222.5

Juniper Networks, Inc.
Preliminary Reconciliations between GAAP and non-GAAP Financial Measures
(in millions, except percentages and per share amounts)
(unaudited)

		Three Months Ended
		September 30, 2021	June 30, 2021	September 30, 2020
GAAP operating income		$120.1	$85.7	$125.1
GAAP operating margin		10.1%	7.3%	11.0%
Share-based compensation expense	C	54.9	50.5	52.7
Share-based payroll tax expense	C	1.0	0.6	0.9
Amortization of purchased intangible assets	A	20.1	20.1	9.4
Restructuring charges	B	1.9	21.6	1.2
Acquisition and strategic investment related charges	A	(0.2)	4.3	3.5
Gain on non-qualified deferred compensation plan ("NQDC")	B	—	2.0	1.9
Non-GAAP operating income		$197.8	$184.8	$194.7
Non-GAAP operating margin		16.6%	15.8%	17.1%

GAAP net income		$88.9	$62.0	$145.4
Share-based compensation expense	C	54.9	50.5	52.7
Share-based payroll tax expense	C	1.0	0.6	0.9
Amortization of purchased intangible assets	A	20.1	20.1	9.4
Restructuring charges	B	1.9	21.6	1.2
Acquisition and strategic investment related charges	A	(0.2)	4.3	3.5
Loss (gain) on equity investments	B	(0.7)	3.3	0.1
Recognition of previously unrecognized tax benefits	B	—	—	(54.5)
Income tax effect of non-GAAP exclusions	B	(13.9)	(21.4)	(14.3)
Non-GAAP net income		$152.0	$141.0	$144.4

GAAP diluted net income per share		$0.27	$0.19	$0.43
Non-GAAP diluted net income per share	D	$0.46	$0.43	$0.43
Shares used in computing diluted net income per share		331.1	330.4	334.5

Discussion of Non-GAAP Financial Measures
Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Juniper is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. For example, share-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. Amortization of intangible assets is significantly impacted by the timing and size of any future acquisitions. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading.
This press release, including the tables above, includes the following non-GAAP financial measures derived from our Preliminary Consolidated Statements of Operations: operating income; operating margin; net income; and diluted net income per share. These measures are not presented in accordance with, nor are they a substitute for GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.
We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operation, we mean the ongoing revenue and expenses of the business, excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition and Strategic Investment Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. With respect to the items excluded from our forward-looking non-GAAP measures and reconciliation of such measures, please see the “Outlook” section above.
The above tables and reconciliations can also be found on our Investor Relations website at http://investor.juniper.net.
Note A: Acquisition and Strategic Investment Related Charges. We exclude certain expense items resulting from acquisitions including amortization of purchased intangible assets associated with our acquisitions. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.
Note B: Other Items. We exclude certain other items that are the result of either unique, infrequent or unplanned events, including the following, when applicable: (i) strategic partnership-related charges; (ii) legal reserve and settlement charges or benefits; (iii) gain or loss on equity investments or other significant isolated events or transactions which are not expected to occur regularly in the future that are not indicative of our core operating results; (iv) loss on extinguishment of debt; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform; (vi) recognition of previously unrecognized tax benefits that are non-recurring in nature; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. Additionally, the non-GAAP results exclude the effects of NQDC-related investments. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these transactions may limit the comparability of our on-going operations with prior and future periods.
In addition, we exclude restructuring benefits or charges as these result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. As such, we believe these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred or comparisons to past operating results. We also exclude certain expenses incurred for the formation of a strategic partnership, as they are directly related to an event that is distinct and does not reflect current ongoing business operations. In the case of legal reserves and settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Additionally, we exclude previously unrecognized tax benefits that are non-recurring in nature which are recorded in the period in which applicable statutes of limitation lapse or upon the completion of tax review cycles as the tax matter may relate to multiple or different periods. Further, certain items related to global tax reform may continue to impact the business and are generally unrelated to the current level of business activity. We believe these tax events limit the comparability with prior periods and that these expenses or benefits do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts both included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.
Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. Due to the varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation and related payroll tax allows for more accurate comparisons of our operating results to our peer companies and is useful to investors to understand the impact of share-based compensation on our results of operations. Further, expense associated with granting share-based awards does not reflect any cash expenditures by the company as no cash is expended.

Note D: Non-GAAP Net Income Per Share Items. We provide diluted non-GAAP net income per share. The diluted non-GAAP net income per share includes additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,010.7	$1,361.9
Short-term investments	321.1	412.1
Accounts receivable, net of allowances	774.3	964.1
Inventory*	223.2	210.2
Prepaid expenses and other current assets*	410.3	322.9
Total current assets	2,739.6	3,271.2
Property and equipment, net	715.4	762.3
Operating lease assets	174.1	184.6
Long-term investments	504.0	656.6
Purchased intangible assets, net	295.1	266.7
Goodwill	3,754.1	3,669.6
Other long-term assets	539.1	567.3
Total assets	$8,721.4	$9,378.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$269.7	$277.0
Accrued compensation	240.9	270.7
Deferred revenue	829.8	867.3
Short-term debt	—	421.5
Other accrued liabilities	298.7	324.6
Total current liabilities	1,639.1	2,161.1
Long-term debt	1,692.0	1,705.8
Long-term deferred revenue	451.3	418.5
Long-term income taxes payable	327.2	312.5
Long-term operating lease liabilities	154.9	163.5
Other long-term liabilities	73.1	73.4
Total liabilities	4,337.6	4,834.8
Total stockholders' equity	4,383.8	4,543.5
Total liabilities and stockholders' equity	$8,721.4	$9,378.3
_______________________
(*): The prior period amount has been reclassified to conform to the current period presentation. Previously, Inventory was reported as Prepaid expenses and other current assets.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$119.8	$227.0
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	162.9	138.7
Depreciation, amortization, and accretion	179.3	158.0
Operating lease assets expense	34.5	31.5
Loss on extinguishment of debt	60.6	—
Other	6.5	2.6
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	189.1	126.1
Prepaid expenses and other assets	(70.8)	(43.8)
Accounts payable	(7.4)	50.2
Accrued compensation	(27.2)	(31.6)
Income taxes payable	1.9	(60.1)
Other accrued liabilities	(70.7)	(23.8)
Deferred revenue	(4.8)	(88.6)
Net cash provided by operating activities	573.7	486.2
Cash flows from investing activities:
Purchases of property and equipment	(69.5)	(67.9)
Purchases of available-for-sale debt securities	(508.7)	(831.9)
Proceeds from sales of available-for-sale debt securities	422.3	198.7
Proceeds from maturities and redemptions of available-for-sale debt securities	331.8	746.6
Purchases of equity securities	(8.3)	(9.4)
Proceeds from sales of equity securities	5.6	4.6
Proceeds from Pulse note receivable	—	50.0
Payments for business acquisitions, net of cash and cash equivalents acquired	(175.0)	—
Other	—	(4.7)
Net cash (used in) provided by investing activities	(1.8)	86.0
Cash flows from financing activities:
Repurchase and retirement of common stock	(294.0)	(305.7)
Proceeds from issuance of common stock	56.0	54.5
Payment of dividends	(194.9)	(198.0)
Payment of debt	(423.8)	—
Payment for debt extinguishment costs	(58.3)	—
Other	(3.4)	4.8
Net cash used in financing activities	(918.4)	(444.4)
Effect of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(3.7)	(2.5)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(350.2)	125.3
Cash, cash equivalents, and restricted cash at beginning of period	1,383.0	1,276.5
Cash, cash equivalents, and restricted cash at end of period	$1,032.8	$1,401.8